UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------


                              BLUEGREEN CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Massachusetts                                         03-0300793
 (State or Other Jurisdiction of                             (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)

                            4960 Conference Way North
                                    Suite 100
                            Boca Raton, Florida 33431
          (Address, Including Zip Code, of Principal Executive Offices)

                 Bluegreen Corporation 2005 Stock Incentive Plan
                            (Full Title of the Plan)

                                Anthony M. Puleo
                              Bluegreen Corporation
                      4960 Conference Way North, Suite 100
                            Boca Raton, Florida 33431
                     (Name and Address of Agent for Service)

                                 (561) 912-8000
           (Telephone Number, Including Area Code, Agent for Service)


                         Calculation of Registration Fee

                                                               Proposed       Proposed
                                                                Maximum        Maximum            Amount of
                                             Amount to be   Offering Price    Aggregate         Registration
   Title of Securities to be Registered     Registered(1)    Per Share(2)    Offering Price(2)      Fee(2)
 ---------------------------------------    -------------    ------------    -----------------  ------------
 Common Stock, $0.01 per share par value      2,000,000          17.76         $35,520,000        $4,180.70


(1) Pursuant to Rule 416 this registration statement shall also cover any additional shares of common stock which may become issuable under the Bluegreen Corporation 2005 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the common stock on the New York Stock Exchange on July 29, 2005.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3. Incorporation of Documents by Reference

         The following documents filed by Bluegreen Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

(1) The Company's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 16, 2005.

(2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on May 10, 2005.

(3) The Company's Current Report on Form 8-K, filed with the Commission on January 5, 2005.

(4) The Company's Current Report on Form 8-K, filed with the Commission on January 18, 2005.

(5) The Company's Current Report on Form 8-K, filed with the Commission on April 4, 2005.

(6) The Company's Current Report on Form 8-K, filed with the Commission on April 19, 2005.

(7) Item 1.01 of the Company's Current Report on Form 8-K, filed with the Commission on May 9, 2005.

(8) The Company's Current Report on Form 8-K, filed with the Commission on May 23, 2005.

(9) The Company's Current Report on Form 8-K, filed with the Commission on June 3, 2005.

(10) The Company's Current Report on Form 8-K, filed with the Commission on June 21, 2005.

(11) The Company's Current Report on Form 8-K, filed with the Commission on July 1, 2005.

(12) The Company's Current Report on Form 8-K, filed with the Commission on July 26, 2005.

(13) The description of the Company's Class A Common Stock, $0.01 par value per share, contained in the Company's registration statement on Form 8-A filed with the Commission on December 27, 1985 from the Company's registration statement on Form S-1 (SEC File No. 33-13076).

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, expect as so modified or superseded, to constitute a part of this registration statement.

Item  4. Description of Securities

         Not applicable.

Item  5. Interests of Named Experts and Counsel

         Not applicable.

Item  6. Indemnification of Directors and Officers

      As permitted by Chapter 156B of the Massachusetts General Laws ("Chapter 156B"), the Company's Restated Articles of Organization, as amended (the "Charter"), contains a provision which limits the personal liability of a director to the Company or its stockholders for monetary damages for breach of his fiduciary duty of care as a director. Under current law, liability is not eliminated for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 61 and Section 62 of Chapter 156B, or (iv) any transaction from which the director derived an improper personal benefit. This provision does not eliminate a stockholder's right to seek nonmonetary remedies, such as an injunction, rescission, or other equitable remedy, to redress action taken by the directors. However, there may be instances in which no effective equitable remedy is available.

         The Company's Charter provides, in part, that the Company shall indemnify any person who is or was a director or officer of the Company and each person who is or was serving as a director or officer of another organization in which the Company directly or indirectly owns shares or of which the Company is directly or indirectly a creditor, against all liabilities, cost and expenses, including but not limited to, amounts paid in satisfaction of judgments, in settlement or as fines and penalties and counsel fees and disbursements reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or have been threatened, while in office or thereafter, by reason of his being or having been such a director or officer or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. Such indemnification is not exclusive of other indemnification rights arising under any by-laws, agreement, board of directors or stockholders' vote or otherwise.

      Currently applicable Massachusetts law provides that officers and directors may receive indemnification from their corporations for actual or threatened lawsuits, except that indemnification may not be provided for any person with respect to any matter to which such person has been adjudicated not to have acted in good faith in the reasonable belief that such person's action was in the best interest of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Massachusetts law further provides that a corporation may purchase indemnification insurance, such insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnify them against such liability under the provisions of the Massachusetts law. The Company currently maintains such insurance.

Item  7. Exemption from Registration Claimed

         Not applicable.

Item  8. Exhibits

         The following exhibits are filed herewith:

Exhibit
Number      Description
------      -----------

4.4         Specimen of common stock certificate(1)

5.1         Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1        Consent of Ernst & Young LLP

23.2        Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
            (included in Exhibit 5.1 above)

24.1 Power of Attorney (set forth on the signature page to this registration statement)
_____________
(1) Incorporated by reference to exhibit of same designation to Annual Report on Form 10-K for the year ended April 2, 2000.

Item 9. Undertakings

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to

            Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on the 29th day of July, 2005.


                                   BLUEGREEN CORPORATION


                                   By: /S/ GEORGE F. DONOVAN
                                       ---------------------
                                       George F. Donovan
                                       President and Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George F. Donovan and Anthony M. Puleo, his or her true and lawful attorneys-in-fact and agents, each acting alone and each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                                                    Date
---------                        -----                                                    ----

/S/ GEORGE F. DONOVAN            President and Chief Executive Officer
---------------------            (Principal Executive Officer)                        July 29, 2005
George F. Donovan
                                 Senior Vice President and                            July 29, 2005
/S/ ANTHONY M. PULEO             Interim Chief Financial Officer
--------------------             (Principal Financial and Accounting Officer)
Anthony M. Puleo

/S/ ALAN B. LEVAN                Chairman of the Board                                July 29, 2005
-----------------
Alan B. Levan

/S/ JOHN E. ABDO                 Vice Chairman of the Board                           July 29, 2005
----------------
John E. Abdo

/S/ NORMAN H. BECKER             Director                                             July 29, 2005
--------------------
Norman H. Becker

/S/ LAWRENCE CIRILLO             Director                                             July 29, 2005
--------------------
Lawrence Cirillo

/S/ SCOTT W. HOLLOWAY            Director                                             July 29, 2005
---------------------
Scott W. Holloway

/S/ JOHN LAGUARDIA               Director                                             July 29, 2005
------------------
John LaGuardia

/S/ MARK A. NERENHAUSEN          Director                                             July 29, 2005
-----------------------
Mark A. Nerenhausen


/S/ J. LARRY RUTHERFORD          Director                                             July 29, 2005
-----------------------
J. Larry Rutherford

/S/ ARNOLD SEVELL                Director                                             July 29, 2005
-----------------
Arnold Sevell

                                 EXHIBIT INDEX

Exhibit
Number      Description
------      -----------


5.1         Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1        Consent of Ernst & Young LLP